UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

 Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Bannix Acquisition Corp.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Item 8.01 Other Events.

On March 6, 2023, Bannix Acquisition Corp. (the “Company”) issued a press release clarifying its intent to mitigate the current uncertainty surrounding the implementation of the Inflation Reduction Act of 2022, in the event that the extension (the “Extension”) of the time period the Company has to complete an initial business combination (the “Business Combination”) is implemented as described in the proxy statement filed by the Company in connection with the Meeting on March 8, 2023 (the “Proxy Statement”), Instant Fame, LLC, the current sponsor of the Company, or a designee, will indemnify the Company for any excise tax liabilities with respect to any future redemption opportunities. As such, the Company will not, under any circumstances, withdraw any amounts from the Trust Account, including interest earned on the Trust Account, to pay for the Excise Tax. Additionally, as previously stated, if the Extension is implemented, the Company plans to maintain the remaining amount in its trust account in an interest-bearing demand deposit account at a bank.

The Company’s Board of Directors (“Board”), which, except for one (1) director, have only served as directors since late October 2022, is undertaking to submit a proposed Business Combination to its shareholder for approval within the next nine (9) months. The potential extension to the Extended Date, as defined in the Proxy Statement, is needed for the time required to have each of the applicable regulators review the disclosure related to the Business Combination and ultimately have such Business Combination approved by the shareholders of the Company. The Board will use its reasonable best efforts to take the initial steps in presenting a potential Business Combination within the next three (3) months.

A copy of the press release issued by the Company is attached as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Extension. Information regarding the Company’s directors and executive officers is available in its annual report on Form 10-K filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Proxy Statement.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

The Company has filed the Proxy Statement with the Securities and Exchange Commission (the “SEC”) in connection with the Meeting and, beginning on February 22, 2023, mailed the Proxy Statement and other relevant documents to its stockholders as of February 17, 2023, the record date for the Meeting. The Company’s stockholders and other interested persons are advised to read the Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Meeting because these documents will contain important information about the Company, the Extension and related matters. Stockholders may also obtain a free copy of the Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Morrow Sodali LLC at (800) 662-5200 (toll free) or by email at BNIX.info@investor.morrowsodali.com.

Forward-Looking Statements

This Current Report on Form 8-K and oral statements made from time to time by representatives of the Company may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Title

99.1	Press Release, dated March 6, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2023

BANNIX ACQUISITION CORP.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Chief Executive Officer